                                                                     EXHIBIT 1.1

                        [FORM OF UNDERWRITING AGREEMENT]

                              GREENHILL & CO., INC.

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

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                             UNDERWRITING AGREEMENT

                                                                   May ___, 2004

Goldman, Sachs & Co.,
    As representative of the several Underwriters
      named in Schedule I hereto,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         Greenhill & Co., Inc., a Delaware corporation ("GREENHILL"), proposes, subject to the terms and conditions stated herein, to issue and sell to the
Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of
5,000,000 shares (the "FIRM Shares") of Common Stock, par value $0.01 per share
("STOCK"), of Greenhill and, at the election of the Underwriters, and subject to the terms and conditions stated herein, to issue and sell to the Underwriters up to 750,000 additional shares (the "OPTIONAL SHARES") of Stock. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to
Section 2 hereof are herein collectively called the "SHARES".

         In connection with the offering contemplated by this Agreement,
Greenhill & Co. Holdings, LLC, a New York limited liability company
("HOLDINGS"), will merge with and into Greenhill, such that the separate existence of Holdings will cease and Greenhill will be the surviving corporation, on the terms and conditions provided in the reorganization agreement and plan of merger dated as of _____, 2004, among Greenhill, Holdings and the other signatories thereto (together with all exhibits and schedules thereto as of the date hereof, the "REORGANIZATION AGREEMENT"), a complete copy of which is attached as Exhibit A hereto (the "MERGER"). Accordingly, in this
Agreement, references to the "Company" as of any time prior to the consummation of the Merger shall be deemed to be references to Holdings, and references to the "Company" as of any time after consummation of the Merger shall be deemed to be references to Greenhill. In addition, references herein to the
"REORGANIZATION TRANSACTIONS" mean all transactions contemplated by the
Reorganization Agreement, including, without limitation, the execution, delivery and performance by Greenhill and each of the Managing Directors (as defined below) of (1) a Non-Competition Agreement substantially in the form set forth in
Exhibit I to the Reorganization Agreement in the case of Managing Directors who are U.S. Members (including Robert F. Greenhill in his personal capacity), and substantially in the form of Exhibit J to the Reorganization Agreement in the case of Managing Directors who are U.K. Partners, (2) a Transfer Rights
Agreement substantially in the form set forth in Exhibit H to the Reorganization
Agreement and (3) a Tax Indemnification Agreement substantially in the form set forth in Exhibit B to the Reorganization Agreement. Terms defined in the
Reorganization Agreement that are used but not defined herein shall be used herein as defined therein.

         1. (a) Each of Greenhill and Holdings represents and warrants to, and agrees with, each of the Underwriters that:

              (i) A registration statement on Form S-1 (File No. 333-113526)
         (the "INITIAL REGISTRATION STATEMENT") in respect of the Shares has been filed with the Securities and Exchange Commission (the
         "COMMISSION"); the Initial Registration Statement and any
         post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, for each of the other
         Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "RULE 462(B) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended
         (the "ACT"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the
         Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the
         Commission (any preliminary prospectus included in the Initial
         Registration Statement or filed with the Commission pursuant to Rule
         424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "PRELIMINARY PROSPECTUS"; the various parts of the
         Initial Registration Statement and the Rule 462(b) Registration
         Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the
         Commission pursuant to Rule 424(b) under the Act in accordance with
         Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the
         Initial Registration Statement became effective or such part of the
         Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "REGISTRATION
         STATEMENT"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "PROSPECTUS";

              (ii) No order preventing or suspending the use of any Preliminary
         Prospectus has been issued by the Commission, and each Preliminary
         Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
         provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an
         Underwriter through Goldman, Sachs & Co. expressly for use therein;

              (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

              (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its

         business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, except for such loss or interference as would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, members'
         or stockholders' equity (as applicable) or results of operations of the
         Company and its consolidated subsidiaries taken as a whole (a "MATERIAL
         ADVERSE EFFECT"); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the membership interests or capital stock (as applicable) or long-term debt of the Company or any of its subsidiaries (other than in connection with the transactions contemplated by the Reorganization Agreement) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, members' or stockholders' equity (as applicable) or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

              (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the
         Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

              (vi) Greenhill has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of
         Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

              (vii) Holdings has been duly formed and is validly existing as a limited liability company under the laws of the State of New York, with power and authority (company and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reasons of the failure to be so qualified in any such jurisdiction;

              (viii) The Company has no subsidiaries except those entities set forth in Exhibit 21.1 of the Registration Statement; upon consummation of the Reorganization Transactions, each of Greenhill & Co., LLC, a New
         York limited liability company ("GREENHILL U.S."), Greenhill Fund
         Management Co., LLC, a Delaware limited liability company (the
         "MANAGER"), GCP, L.P., a Delaware limited partnership (the "ORIGINAL
         GENERAL PARTNER"), GCP Managing Partner, L.P., a Delaware limited partnership (the "MANAGING GENERAL PARTNER"), and Greenhill & Co.
         International LLP, a limited liability partnership organized in England and Wales ("GREENHILL INTERNATIONAL" and, together with Greenhill U.S., the Manager, the Original General Partner

         and the Managing General Partner, the "SPECIFIED SUBSIDIARIES," and all
         references in this Agreement to the subsidiaries of the Company shall be deemed to include, without limitation, the Specified Subsidiaries)
         shall have been duly formed or organized and shall be validly existing as a limited liability company or partnership (and, to the extent such concept is applicable, shall be in good standing) under the laws of its jurisdiction of formation or organization; and each subsidiary of the
         Company other than the Specified Subsidiaries has been duly formed, incorporated or organized and is validly existing as a limited liability company, corporation or partnership (and, to the extent such concept is applicable, is in good standing) under the laws of its jurisdiction of formation, incorporation or organization, except to such extent as would not, individually or in the aggregate, have a
         Material Adverse Effect or interfere materially with the consummation of the transactions contemplated in this Agreement or the
         Reorganization Agreement.

              (ix) The Company has an authorized capitalization as set forth in the Prospectus, all of the issued shares of capital stock or limited liability company membership interests (as applicable) of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all the issued shares of capital stock of Greenhill conform to the description of the Stock contained in the Prospectus;
         all of the membership interests or partnership interests of each
         Specified Subsidiary have been duly and validly authorized and issued, are fully paid and (except, in the case of the Original General Partner and the Managing General Partner, for any liabilities they may incur in their capacity as general partners under applicable law) non-assessable and (except for the partnership interests in Greenhill International held by the U.K. Partners prior to the consummation of the
         Reorganization Transactions) are owned directly or indirectly by the
         Company, free and clear of all liens, encumbrances, equities or claims;
         except to such extent as would not, individually or in the aggregate, have a Material Adverse Effect, all of the issued shares of capital stock, membership interests or partnership interests of each subsidiary of the Company other than the Specified Subsidiaries have been duly and validly authorized and issued, are fully paid and (except, in the case of any such subsidiary that is a general partner, for any liability it may incur in its capacity as a general partner under applicable law)
         are non-assessable and, except in the case of Greenhill & Co. GmbH, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and none of the Company, the
         Specified Subsidiaries or other subsidiaries of the Company is subject to any capital call or similar obligation, directly or indirectly, pursuant to the partnership agreements relating to the Merchant Banking
         Funds (as defined below).

              (x) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

              (xi) The issue and sale of the Shares to be sold by Greenhill and the compliance by Greenhill and Holdings with all of the provisions of this Agreement and the Reorganization Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which
         Greenhill or Holdings or any of its subsidiaries is a party or by which
         Greenhill or Holdings or any of its subsidiaries is bound or to which any of the property or assets of Greenhill or Holdings or any of its subsidiaries is subject, except for such breaches or violations as would not, individually or in the aggregate, have a Material Adverse
         Effect or

         interfere with the consummation of the transactions contemplated by this Agreement or the Reorganization Agreement, nor will such action result in any violation of the provisions of the Certificate of
         Incorporation or By-laws of Greenhill or the organizational documents of Holdings, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Greenhill or
         Holdings or any of its subsidiaries or any of their properties;

              (xii) Neither Greenhill nor Holdings nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

              (xiii) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock and under the captions
         "Taxation" and Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

              (xiv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement or the Reorganization Agreement; to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

              (xv) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the
         "INVESTMENT COMPANY ACT");

              (xvi) To its knowledge, neither the Company nor any of its affiliates does business with the government of, or with any person located in any country targeted by any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department's Office of
         Foreign Assets Control; and the proceeds from this offering will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, targeted by any of the economic sanctions of the United States administered by the United States Treasury Department's Office of
         Foreign Assets Control;

              (xvii) No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each, an
         "AUTHORIZATION") of, from, with or to any Federal, state or foreign government, governmental or regulatory authority, self-regulatory organization or court or other tribunal (each, an "OFFICIAL BODY") is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement and the Reorganization
         Agreement, except (i) the registration of the Shares under the Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"),
         (ii) the listing of the Shares on the New York Stock Exchange, Inc.
         (the "EXCHANGE"), (iii) such Authorizations as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (iv)
         such Authorizations

         (including such Authorizations as may be required by the National
         Association of Securities Dealers, Inc. (the "NASD") pursuant to NASD
         Rule 1017 or otherwise) as have been obtained or made by Greenhill,
         Holdings and their respective affiliates (or, solely in the case of such Authorizations as may be required to be obtained by Greenhill U.S.
         under NASD Rule 1017, as shall have been obtained by Greenhill U.S.
         prior to the First Time of Delivery ((as defined in Section 5 hereof));
         such Authorizations referenced in clause (iv) are in effect (or, solely in the case of such Authorizations as may be required to be obtained by
         Greenhill U.S. under NASD Rule 1017, shall be in effect prior to and as of the First Time of Delivery), no event has occurred (including the receipt of any notice from any Official Body) that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such
         Authorization or any other impairment of the rights of the holder or maker of any such Authorization; and other than as may be set forth in the Prospectus, such Authorizations referenced in clause (iv) contain no restrictions that are materially more burdensome than those imposed on Greenhill, Holdings and their respective affiliates immediately prior to the date of this Agreement;

              (xviii)(A) All corporate, partnership and limited liability company approvals (including those of stockholders, partners or members) necessary for Greenhill, Holdings and each of the Specified
         Subsidiaries to consummate the transactions contemplated in this
         Agreement and the Reorganization Agreement have been obtained and are in effect; and (B) all such approvals necessary for the respective subsidiaries of Greenhill and Holdings, other than the Specified
         Subsidiaries, to consummate the transactions contemplated in this
         Agreement and the Reorganization Agreement have been obtained and are in effect, except, in the case of this clause (B), for such approvals the absence of which, individually or in the aggregate, would not have a Material Adverse Effect or materially interfere with the consummation of the transactions contemplated in this Agreement or the
         Reorganization Agreement;

              (xix) All partnership and third party approvals required under any partnership agreement of Greenhill Capital Partners, L.P., Greenhill
         Capital Partners (Cayman), L.P., Greenhill Capital Partners
         (Executives), L.P. and Greenhill Capital, L.P. (the "MERCHANT BANKING
         FUNDS") binding on Greenhill or any of its affiliates on the date hereof, all amendments of any such agreement or assignments of rights thereunder necessary to permit Greenhill, directly or indirectly, through one or more of its affiliates, to conduct its merchant banking fund management business as set forth in the Prospectus (including the right to receive management fees and profit overrides and make investments) have been obtained or made in conformity with the provisions of such partnership agreements.

              (xx) Each of Holdings, Greenhill and their respective subsidiaries has obtained or made all Authorizations from, to or with all Official
         Bodies as are required to conduct their respective businesses as described in the Prospectus (or, solely in the case of such
         Authorizations as may be required to be obtained by Greenhill U.S.
         under NASD Rule 1017, as shall have been obtained by Greenhill U.S.
         prior to the First Time of Delivery), except for such Authorizations the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect, and no event has occurred
         (including the receipt of any notice from any Official Body) that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization, except for such events as would not, individually or in the aggregate, result in a Material
         Adverse Effect; and each of Holdings, Greenhill and their respective subsidiaries are members in good standing of

         each Federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization, in each case as necessary to conduct their respective businesses as described in the Prospectus, except to such extent as would not, individually or in the aggregate, have a Material Adverse Effect or interfere materially with the consummation of the transactions contemplated in this Agreement or the Reorganization Agreement;

              (xxi) It is not necessary in connection with the grant, issuance, offer, sale and delivery of the securities to be issued by the Company pursuant to the Reorganization Agreement to register any such securities under the Act, or to qualify any indenture under the Trust
         Indenture Act of 1939, as amended;

              (xxii) No holders of securities of or other interests in Greenhill or Holdings have any preemptive rights to acquire any securities of or other interests in Greenhill or Holdings or any rights to the registration of any securities or other interests under the
         Registration Statement other than the rights of the Members to receive
         Stock as contemplated by the Reorganization Agreement;

              (xxiii)The Company has delivered to Goldman, Sachs & Co. on behalf of the several Underwriters an agreement, substantially to the effect set forth in Annex III hereof and satisfactory to you in form and substance, signed by each of the 22 individuals identified as key employees in the Prospectus under the caption "Management - Key
         Employees" (the "MANAGING DIRECTORS") and each Member that is not a
         Managing Director; and

              (xxiv) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the
         Commission thereunder.

         2. Subject to the terms and conditions herein set forth, (a) the
Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $.............., the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase
Optional Shares as provided below, the Company agrees to sell to each of the
Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause
(a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional
Shares by a fraction the numerator of which is the maximum number of Optional
Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to 750,000 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional
Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. The Company hereby confirms its engagement of Goldman, Sachs & Co.
as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of
Rule 2720(b)(15) of the NASD with respect to the offering and sale of the
Shares. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU". As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $1,000 at the First Time of Delivery (as defined below).

         5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to
Goldman, Sachs & Co., through the facilities of the Depository Trust Company
("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal
(same-day) funds to the account specified by the Company to Goldman, Sachs & Co.
at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "DESIGNATED
OFFICE"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on ............., 2004 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by
Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional
Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the
"SECOND TIME OF DELIVERY", and each such time and date for delivery is herein called a "TIME OF DELIVERY".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the
Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York (the "CLOSING
LOCATION"), and the Shares will be delivered at the Designated Office, all at
Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m.,
New York City time, on the New York Business Day next preceding such Time of
Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         6. Greenhill agrees with each of the Underwriters:

              (a) To prepare the Prospectus in a form agreed to by you and the
         Company and to file such Prospectus pursuant to Rule 424(b) under the
         Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule
         430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or

         Prospectus which shall reasonably be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration
         Statement has been filed or becomes effective or any supplement to the
         Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the
         Commission for the amending or supplementing of the Registration
         Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

              (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

              (c) As soon as practicable on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any
         Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

              (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)
         under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a)
         of the Act and the rules and regulations of the Commission thereunder
         (including, at the option of the Company, Rule 158);

              (e) During the period beginning from the date hereof and
         continuing to and including the date 200 days after the date of the
         Prospectus (such date being the date referred to in the second paragraph of the agreement attached hereto as Annex III), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Stock or other securities of the Company that are substantially similar to the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on the date of this Agreement), without your prior written consent;

              (f) Unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

              (g) During a period of five years from the effective date of the
         Registration Statement, unless otherwise publicly available in electronic format on the Commission's website, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

              (h) To use the net proceeds received by it from the sale of the
         Shares pursuant to this Agreement in the manner specified in the
         Prospectus under the caption "Use of Proceeds";

              (i) To use its best efforts to list, subject to notice of
         issuance, the Shares on the Exchange;

              (j) To file with the Commission such information on Form 10-Q or
         Form 10-K as may be required by Rule 463 under the Act;

              (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b)
         Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

              (l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "LICENSE"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

                                       10

         7. Greenhill and Holdings covenant and agree with one another and with the several Underwriters that:

         (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the
Registration Statement, any Preliminary Prospectus and the Prospectus and
amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;
(iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b)
hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey;
(iv) all fees and expenses in connection with listing the Shares on the
Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the Company's obligations arising out of expenses incurred under subsections (iii) and (v) of this Section 7(a) shall not exceed $25,000. It is understood, however, that, except as provided in this
Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of
Greenhill and Holdings herein are, at and as of such Time of Delivery, true and correct, the condition that Greenhill and Holdings shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

              (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the
         Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

              (b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters covered in paragraphs (i), (ii), (vii), (x) and (xii) and the paragraph immediately following paragraph (xii) of subsection (c)
         below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                                       11

              (c) Davis Polk & Wardwell, counsel for the Company, shall have furnished to you their written opinion in the form attached as Annex
         II(a) hereto, dated such Time of Delivery to the effect that:

                   (i) Greenhill has been duly incorporated and is validly
              existing as a corporation in good standing under the laws of the
              State of Delaware, with power and authority (corporate and other)
              to own its properties and conduct its business as described in the
              Prospectus;

                   (ii) Greenhill has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of Greenhill (including the Shares being delivered at such Time of
              Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

                   (iii) Greenhill has been duly qualified as a foreign
              corporation for the transaction of business and is in good standing under the laws of the State of New York;

                   (iv) Holdings, as of the day immediately prior to the
              effective time of the Merger, was duly formed or organized and validly existing as a limited liability company in good standing under the laws of the State of New York; Greenhill U.S. has been duly formed or organized and is validly existing as a limited liability company in good standing under the laws of the State of
              New York; and all of the limited liability company membership interests of Greenhill U.S. have been duly and validly authorized and issued and, to the best of such counsel's knowledge, are owned directly or indirectly by Greenhill, in each case free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of matters of fact upon certificates of officers of the Company or its subsidiaries);

                   (v) To the best of such counsel's knowledge, all limited
              liability company and corporate approvals (including any approvals of members or stockholders) necessary for Greenhill and Holdings to consummate the Reorganization Transactions have been obtained and are in effect; the Merger has become effective under the law of the State of Delaware and the law of the State of New York; and
              the Certificate of Incorporation and By-laws of Greenhill, as amended, in the respective forms attached as Exhibits 3.1 and 3.2, respectively, to the Registration Statement have each been filed with the Secretary of State of the State of Delaware and each has been duly adopted by Greenhill and is in effect;

                   (vi) To the best of such counsel's knowledge, based solely on inquiry of officers of Greenhill and review of documents or other records of Greenhill provided to such counsel by Greenhill in response to such inquiry, and other than as set forth in the
              Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a
              Material Adverse Effect; and, to the best of such counsel's knowledge based solely on inquiry of officers of Greenhill and review of documents or other records of Greenhill provided to such counsel

                                       12

              by Greenhill in response to such inquiry, no such proceedings are threatened or contemplated by governmental authorities or
              threatened by others;

                   (vii) This Agreement has been duly authorized, executed and delivered by Greenhill and Holdings;

                   (viii) The execution and delivery by each of Greenhill and
              Holdings of, and the performance by each of Greenhill and Holdings of its obligations under, this Agreement and the Reorganization
              Agreement will not contravene any provision of U.S. federal law,
              New York state law or the Delaware General Corporation Law that in such counsel's experience is normally applicable to general business entities in relation to transactions of the type
              contemplated by this Agreement and the Reorganization Agreement, or the certificate of incorporation or by-laws of Greenhill or the limited liability company agreement of Holdings, or any agreement, indenture, lease or other instrument to which Greenhill, Holdings or any Specified Subsidiary is a party, or by which any of them or any or their respective properties is bound, that is specified in an annex attached to such counsel's opinion (such annex being attached as Annex II(a)-A hereto), or to the best of such
              counsel's knowledge, any judgment, order or decree of any
              governmental body, agency or court having jurisdiction over
              Greenhill or Holdings or any Specified Subsidiary;

                   (ix) To the best of such counsel's knowledge, no
              Authorization is required to be obtained or made by Greenhill or any of its subsidiaries from, to or with any Official Body under
              U.S. federal law, the law of the State of New York or the General
              Corporation Law of Delaware that in such counsel's experience is normally applicable to general business entities in relation to transactions of the type contemplated by this Agreement and the
              Reorganization Agreement for the issue and sale of the Shares or the consummation of the transactions contemplated by this
              Agreement and the Reorganization Agreement, except for (i) the registration of the Shares under the Act and the Exchange Act,
              (ii) listing of the Shares on the Exchange, (iii) such
              Authorizations as may be required from the NASD, (iv) such
              Authorizations the absence of which would not have a Material
              Adverse Effect or interfere materially with the consummation of the transactions contemplated by this Agreement and the
              Reorganization Agreement, (v) such Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the
              Underwriters and (vi) the filing of an amendment to Form BD by
              Greenhill U.S. with the Commission;

                   (x) The statements relating to legal matters or documents set forth in the Prospectus under the captions "Description of Capital
              Stock" and "Taxation", insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects such matters or documents;

                   (xi) Each of Greenhill and Holdings has duly authorized,
              executed and delivered the Reorganization Agreement, and Greenhill has duly authorized, executed and delivered a Non-Competition
              Agreement to each Managing Director; and

                   (xii) The Company is not, and after giving effect to the
              offering and sale of the Shares in accordance with the
              Underwriting Agreement and the application of the proceeds thereof on the date hereof as described in the Prospectus will not be, an
              "investment company", as such term is defined in the Investment
              Company Act.

                   Such counsel shall also state that they have not themselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect

                                       13

              to other matters in the Registration Statement or the Prospectus;
              they have generally reviewed and discussed with your
              representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company, the information furnished, whether or not subject to such counsel's check and verification; on the basis of such consideration, review and discussion, but without independent check or verification, except as referred to in subsection (x) of this Section 8(c), nothing has come to the attention of such counsel that causes them to believe that (i) the Registration Statement or the Prospectus or any further amendment or supplement thereto made prior to such
              Time of Delivery (except for the financial statements and
              schedules and other financial data included therein, as to which we express no belief), on the date of this Agreement, do not comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the
              Commission thereunder, (ii) the Registration Statement or the
              Prospectus or any such amendment or supplement (except for the financial statements and schedules and other financial data included therein, as to which we express no belief), on the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated
              therein or necessary to make the statements therein not misleading or (iii) the Prospectus or any such amendment or supplement
              (except for the financial statements and schedules and other financial data included therein, as to which we express no belief), on the date of this Agreement9 or on the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of
              New York and the General Corporation Law of the State of Delaware.
              Such counsel may assume the any registration statement filed pursuant to Rule 462(b) became effective prior to the time that any sale of the Shares was confirmed by the Underwriters and such counsel may state that it is outside counsel and that its
              knowledge of the matters covered in paragraphs (v), (viii) and
              (ix) is necessarily limited. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of Greenhill and its subsidiaries, certificates of public officials and other sources.

              (d) Sonnenschein Nath & Rosenthal LLP, special counsel for the
         Company, shall have furnished to you their written opinion in the form attached as Annex II(b) hereto, dated such Time of Delivery, to the effect that Greenhill U.S. is duly registered as a broker-dealer under the Exchange Act and the rules and regulations promulgated by the
         Commission thereunder and is a member of the NASD; all Authorizations from, to or with the Commission, the NASD and any other state securities regulatory authority in the United States that are required to be obtained or made in order for Greenhill U.S. to conduct its business as described in the Prospectus under the caption "Business -
         Principal Source of Revenue - Financial Advisory" and for the
         transactions contemplated by the Reorganization Agreement to be consummated as so contemplated (including the Authorizations of the
         NASD pursuant to NASD Rule 1017 and the filing of an amendment to Form
         BD) have been obtained or made and are in effect.

                                       14

              (e) Linklaters, English counsel to Greenhill International, shall have furnished to you their written opinion in the form attached as
         Annex II(c) hereto, dated such Time of Delivery, to the effect that:

                   (i) Greenhill International is a limited liability
              partnership duly incorporated and is existing under the laws of
              England and Wales;

                   (ii) Greenhill International is duly authorized by the
              Financial Services Authority (the "FSA") to conduct the following business (all as defined by the FSA): (A) to advise on investments
              (excluding Pension Transfers and Pension Opt Outs (as defined by the FSA)), (B) to agree to carry on a regulated activity, (C) to arrange deals in investments, and (D) to make arrangements with a view to transactions in investments; no additional Authorizations from, to or with the FSA or any other Official Body in the United
              Kingdom or Germany are required to be obtained or made in order for Greenhill International to conduct its investment businesses as described in the Prospectus and for the transactions
              contemplated by the Reorganization Agreement to be consummated as so contemplated; and

                   (iii) Each of Greenhill & Co., Inc., Greenhill & Co. Europe
              Limited, Greenhill & Co. Holdings, LLC, Greenhill Family Limited
              Partnership, Mr. Simon Borrows, Mr. James Lupton, Mr. Colin Roy,
              Mr. David Wyles, Mr. Brian Cassin, Mr. James Blyth and Mr. Richard
              Morse have been approved by the FSA to act as controllers (as defined in Section 422 of the Financial Services and Markets Act
              2000) of Greenhill International for the purposes of the
              consummation of the transactions contemplated by the
              Reorganization Agreement.

              (f) Linklaters Oppenhoff & Radler, German counsel to Greenhill
         International, shall have furnished to you their written opinion in the form attached as Annex II(d) hereto, dated such Time of Delivery, to the effect that:

                   (i) Greenhill & Co. GmbH is duly incorporated and validly
              existing as a limited liability partnership (Gesellschaft mit beschrankter Haftung) under the laws of Germany;

                   (ii) To the best of such counsel's knowledge, each of
              Greenhill International and Greenhill & Co. GmbH has all
              Authorizations that are required to be obtained or made under the law of Germany in order for each to conduct its respective business in Germany as described in the Prospectus and for the transactions contemplated by the Reorganization Agreement to be consummated as so contemplated.

              (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of
         Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

              (h)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by

                                       15

         insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the
         Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock (or other ownership interests) or long-term debt of the
         Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the
         Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the
         Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

              (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange;
         (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of
         Delivery on the terms and in the manner contemplated in the Prospectus;

              (j) The Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

              (k) The Company has obtained and delivered to Goldman, Sachs & Co.
         on behalf of the several Underwriters executed copies of an agreement, substantially to the effect set forth in Annex III hereof, from each
         Member who received Stock in connection with the consummation of the
         Reorganization Transactions, executed by the Company and such Member;

              (l) The Reorganization Transactions that are contemplated to be consummated by such Time of Delivery shall have been consummated, in all material respects, as contemplated in the Reorganization Agreement;
         Greenhill and each Managing Director shall have entered into a
         Non-Competition Agreement as contemplated in the Reorganization
         Agreement; no provisions of the Reorganization Agreement shall have been amended or waived without the prior written consent of Goldman,
         Sachs & Co., on behalf of the several Underwriters; and no legal or governmental proceedings shall be pending or threatened against
         Holdings, Greenhill, any of the Members or any of their respective affiliates, seeking to enjoin or otherwise challenge, or that would materially interfere with, the consummation of the transactions contemplated by this Agreement and the Reorganization Agreement;

              (m) The Company shall have complied with the provisions of Section
         6(c) hereof with respect to the furnishing of prospectuses on the New
         York Business Day next succeeding the date of this Agreement; and

              (n) Greenhill and Holdings shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of
         Greenhill and Holdings, respectively,

                                       16

         satisfactory to you as to the accuracy of the representations and warranties of Greenhill and Holdings, respectively, herein at and as of such Time of Delivery, as to the performance by Greenhill and Holdings of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections
         (a) and (l) of this Section and subsection (a)(iv) of Section 1.

         9. (a) The Company will indemnify and hold harmless Goldman, Sachs &
Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary
Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as
QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

         (b) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the
Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the
Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of
QIU.

         (c) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not

                                       17

permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 4 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

         10. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration
Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement
or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the
Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state

                                       18

therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration
Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such
Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the
Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a)
or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i)
includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the
Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the

                                       19

cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the
Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section
11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any
Underwriter within the meaning of the Act; and the obligations of the
Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the
Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the
Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the
Shares of a defaulting Underwriter or Underwriters by you and the Company as
provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the

                                       20

aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the
Shares of a defaulting Underwriter or Underwriters by you and the Company as
provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the
Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting
Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the
Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         12. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or by the
Company or any officer, director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

         13. If this Agreement shall be terminated pursuant to Section 11 or paragraphs (i), (iii), (iv) or (v) of Section 8(i) hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 10 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the
Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the
Underwriters in making preparations for the purchase, sale and delivery of the
Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 10 hereof.

         14. In all dealings hereunder, you shall act on behalf of each of the
Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at 85 Broad Street, New
York, New York 10004, Attention: Registration Department; and if to the Company
shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters'
Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

                                       21

         15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in
Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in
Washington, D.C. is open for business.

         17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK.

         18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         19. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.
It is understood that your acceptance of this letter on behalf of each of the
Underwriters is pursuant to the authority set forth in a form of Agreement among
Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                       22

                                       Very truly yours,

                                       GREENHILL & CO., INC.

                                       By: .....................................
                                           Name:
                                           Title:

                                       GREENHILL & CO. HOLDINGS, LLC

                                       By: ....................................,
                                           as Managing Member

                                       By: .....................................
                                           Name:
                                           Title:

Accepted as of the date hereof

........................................
      (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                       23

                                   SCHEDULE I

                                                                                                NUMBER OF OPTIONAL
                                                                                                   SHARES TO BE
                                                                           TOTAL NUMBER OF         PURCHASED IF
                                                                             FIRM SHARES          MAXIMUM OPTION
                              UNDERWRITER                                  TO BE PURCHASED           EXERCISED
                              -----------                                  ---------------           ---------

Goldman, Sachs & Co.................................................
Lehman Brothers Inc.................................................
UBS Securities LLC..................................................
Keefe, Bruyette & Woods, Inc........................................
Wachovia Capital Markets, LLC.......................................
                                                                         ---------------         ---------------
         Total......................................................          5,000,000             750,000
                                                                         ===============         ===============

                                       24